EXHIBIT 23.2


                  CONSENT OF RICHARD A. EISNER & COMPANY, LLP.

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                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 19, 1999 on our audit of the financial statements of Steven Madden, Ltd. included in the Annual Report on Form 10-K for the year ended December 31, 1998.




New York, New York
September 8, 1999